UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 25, 2024

Date of Report (Date of earliest event reported)

Commission File Number	Exact name of registrant as specified in its charter
State or other jurisdiction of incorporation or organization
Address of principal executive offices
	Registrant’s telephone number, including area code	IRS Employer Identification No.

001-05152	PACIFICORP	93-0246090
(An Oregon Corporation)
825 N.E. Multnomah Street
Portland, Oregon 97232
888-221-7070

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Registrant	Securities registered pursuant to Section 12(b) of the Act:
PACIFICORP	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On September 25, 2024, PacifiCorp (the “Company”) held a special meeting of shareholders (the “Special Meeting”) to consider the proposal to approve the Fourth Restated Articles of Incorporation, which amends and restates the Company’s Third Restated Articles of Incorporation to (i) remove provisions specifying the size of the Board of Directors of the Company and providing for staggered board terms; (ii) allow for written shareholder action by less than unanimous consent; (iii) remove provisions regarding repurchases, sales of capital stock and approval of certain business transactions with related parties; and (iv) make other administrative, clarifying and conforming changes, including, among other things, removing outdated references, removing provisions and language relating to classes and series of preferred stock that are no longer outstanding, and renaming “No Par Serial Preferred Stock” as “Preferred Stock” and clarifying the Board of Directors’ flexibility in establishing various series of Preferred Stock.

The final voting results for the proposal is as follows:

Votes For	Votes Against	Abstentions
357,060,915	-	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFICORP

Date: September 27, 2024	/s/ Nikki L. Kobliha
Nikki L. Kobliha
Senior Vice President and Chief Financial Officer

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